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                                                                   EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 31, 2001 relating to the financial statements of Global Access Limited (and to all references to our Firm) included in this Annual Report on Form 10-K.



/s/  Arthur Andersen

Tokyo, Japan
March 29, 2001